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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' REPORT

We consent to the use in this Form 10-K of Talton Holdings, Inc. of our report dated April 4, 1997, with respect to the financial statements of AmeriTel Pay Phones, Inc. as of November 30, 1996 and for the eleven months ended November 30, 1996; and our report dated April 4, 1997 with respect to the consolidated financial statements of Talton Telecommunications Corporation as of November 30, 1996, and for the eleven months ended November 30, 1996; all appearing in this Form 10-K.



DELOITTE & TOUCHE LLP
Dallas, Texas
March 31, 1998